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                                                                  EXHIBIT 5

                    (SCHIFINO & FLEISCHER, P.A. LETTERHEAD)

                                October 29, 1997

Tech Data Corporation
5350 Tech Data Drive
Clearwater, FL 34620

Gentlemen:

        The following opinion is furnished by us in connection with the proposed issuance and sale by Tech Data Corporation, a Florida corporation (the "Company"), of up to $201,250,000 in aggregate principal amount of the
Company's   % Convertible Subordinated Notes due           , 2002 (the
"Convertible Notes") shares of Common Stock, $.0015 par value, covered by a Registration Statement filed with the Securities and Exchange Commission on Form S-3 (the "Registration Statement").

        We have examined and are familiar with the Certificate of Incorporation and By-Laws, and amendments thereto, of the Company and the proceedings of the Board of Directors of the Company in connection with or with respect to the proposed issuance and sale of the securities described herein, and we have likewise examined such other records and documents and have made such examination of law as we have deemed appropriate.

        Based on such examination and our familiarity with such procedure, it is our opinion that:

        1. The Company is a duly incorporated and validly existing corporation in good standing under the laws of the State of Florida.

        2.   The Indenture dated as of October   , 1997 between the Company, as
Issuer and Bankers Trust Company, as trustee (the "Indenture") has been duly authorized, and when executed and delivered by the parties thereto, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        3. The Convertible Notes have been duly authorized and when executed, authenticated, issued and delivered will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        We hereby consent to this opinion being filed as an Exhibit to the Registration Statement and we further consent to the use of our name in the Registration Statement under the caption "Validity of the Securities." In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,
                                SCHIFINO & FLEISCHER, P.A.



                                Frank N. Fleischer
                                For the Association